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                                  Exhibit 99.3

                               AFFILIATE AGREEMENT



                            _________________ , 1994




Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001

Gentlemen:

     I have been advised that I may be considered an "affiliate" of Libsab Bancorp, Inc. ("Libsab") for purposes of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the Affiliation Agreement and Plan of Merger dated February 24, 1994 and as amended on April 15, 1994 (the "Affiliation Agreement") among Peoples First Corporation ("PFC"), PFC Acquisition Corporation, Libsab, and Liberty Bank & Trust Company, at the Effective Time of the merger (the "Merger"), each share of Libsab's common stock I own will be converted into
12.632 shares of PFC's common stock (the "Shares"). This agreement is hereinafter referred to as the "Affiliate's Agreement." Capitalized terms not defined herein shall have the meanings provided in the Affiliation Agreement.

     In consideration for PFC's agreement, pursuant to Section 6.15 of the Affiliation Agreement, to file with the Commission on a timely basis for three years after the effective date of the Merger, all periodic reports required to be filed by it under the Securities Exchange Act of 1934, as amended, I represent and warrant to, and agree with, PFC that:

     (a) I shall not make any sale, transfer or other disposition of my Shares in violation of the 1933 Act or the Rules and Regulations promulgated thereunder.

     (b) I have been advised that the offering, sale and delivery of the Shares to me pursuant to the Merger have been registered under the 1933 Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may have been deemed to be an "affiliate" of Libsab at the time the Affiliation Agreement was submitted for a vote of the shareholders of Libsab, any public offering or sale by me of any of the Shares will, under current law, require either (i) compliance with Rule 145 promulgated by the Commission under the 1933 Act, (ii) the further registration under the 1933 Act of the Shares to be offered and sold, or (iii) the availability of another exemption from such registration under the 1933 Act.

     (c) I have read this Affiliate's Agreement and the Affiliation Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for Libsab.


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Peoples First Corporation
_______________, 1994
Page 2


     (d) I have been informed by PFC that the Shares will not be registered under the 1933 Act for distribution by me, and (during the two years following the effective date of the Merger), (i) a sale of the Shares must be made in conformity with Rules 144 and 145 promulgated by the Commission under the 1933 Act, (ii) if not in conformity with such limitations, I must either furnish PFC with an opinion of counsel acceptable to PFC that some other exemption from registration under the 1933 Act is available with respect to any such proposed sale, transfer or other disposition of the Shares, or (iii) the Shares must have been registered for distribution under the 1933 Act.

     (e) I understand that stop transfer instructions similar to the limitations referred to in paragraph (d) above will be given to PFC's transfer agent with respect to the Shares, and that there will be placed on the certificates representing the Shares, or any substitutions therefor, a legend stating in substance:

"The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by PFC Corporation of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     (f) I hereby agree that, for a period of two (2) years following the effective date of the Merger, if I transfer the Shares received by me in the Merger, I will obtain an agreement similar to this from each transferee if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145. I further agree that if I seek to transfer the Shares in accordance with the provisions of Rule 145, I will deliver to PFC written notice substantially in the form attached hereto as Exhibit A, and a broker's representation substantially in the form attached hereto as Exhibit B. Upon delivery of such notice and broker's representation, you agree that the legend set forth in paragraph (e) above shall be promptly removed from the certificates representing the Shares to be sold in accordance with the provisions of Rule 145 and related stop transfer restrictions shall be lifted.

     (g) I agree that for at least 30 days before consummation of the Merger I have not and will not sell any Shares owned by me or to be received by me in the Merger until such time as financial results reflecting at least 30 days of post-Merger combined operating results of PFC and Libsab have been published.

     (h) It is understood and agreed that this Affiliate's Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) my Shares shall have been registered under the 1933 Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an affiliate of PFC and have held the Shares for at least two (2) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder) and PFC has filed with the Commission all of the reports it is required to file under the 1934 Act during the preceding twelve (12) months, or (iii) I am not at the time an affiliate of PFC and have not been an affiliate of PFC for at least three months and have held the Shares for at least three (3) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder), or (iv) PFC shall have received a letter from the staff of the Commission, or an opinion of counsel acceptable to PFC, to the effect that the stop transfer restrictions and the legend are not required, or (v) the procedures specified in paragraph (f) above are followed.


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Peoples First Corporation
_______________, 1994
Page 3


                                             Very truly yours,




                                             Name:


Accepted and agreed to this ____ day
of _____________, 1994.

PEOPLES FIRST CORPORATION

By____________________________

Name:_________________________

Title:________________________

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                                    EXHIBIT A

                             TO AFFILIATE AGREEMENT



Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001

Attention: ______________________

Gentlemen:

     I propose to sell ________ shares of the common stock of Peoples First Corporation that I received in connection with the Merger of Libsab Bancorp, Inc. with a subsidiary of PFC Corporation. I propose to effect such sale through ________________________, my broker, and warrant that such sale will be made in accordance with the requirements relating to sales by "affiliates" of Rule 145 of the Securities Act of 1933, as amended.

                                             Very truly yours,

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                                    EXHIBIT B

                             TO AFFILIATE AGREEMENT


Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001

Attention: ___________________

Gentlemen:

     We have been asked to sell ________ shares (the "Shares") of Common Stock of Peoples First Corporation (the "Company") owned by _______________________ ("Seller"). We understand that the Seller is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, and that sales by him of the Company's Common Stock must comply with certain provisions of Rule 144 under such Act.

     We hereby represent and warrant as follows:

     1. We have made reasonable inquiry as required by paragraph (g)(3) of Rule 144 and, based upon such inquiry, we are not aware of circumstances indicating that the Seller is an underwriter with respect to the Shares or that the transaction is part of a distribution of the Shares.

     2. The Shares for which we are acting as broker will be sold by us in "brokers' transactions" as defined in paragraph (g) of Rule 144.

     3. Neither the Seller nor we have solicited or arranged for the solicitation, nor will we solicit or arrange for the solicitation, of orders to buy the Shares, nor have we received nor will we receive any payment in connection with the sale of the Shares other than usual and customary brokerage commissions.

                                              Very truly yours,